Exhibit 3.3
AMENDED AND RESTATED BY-LAWS
OF
PICO HOLDINGS, INC.
ARTICLE I
OFFICES
     1.1 Principal Offices. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within the State of California.
     1.2 Other Offices. The Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     2.1 Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the corporation.
     2.2 Annual Meeting. The annual meeting of shareholders shall be held on such day and at such hour as may be fixed by the Board of Directors. At this meeting, Directors shall be elected, and any other proper business may be transacted.
     2.3 Special Meeting.
          (a) A special meeting of the shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board or President, or by one or more shareholders entitled to cast in the aggregate not less than 10% of the votes at that meeting.
          (b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, shall specify the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the corporation. The officer receiving the request shall promptly cause notice to be given to the shareholders then entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, such time to be not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons entitled to call the meeting may give the notice. Nothing contained in this paragraph (b) of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.
     2.4 Notice of Shareholders’ Meetings. All notices of meetings of shareholders shall be sent or otherwise given, in the manner prescribed by Section 2.5 of this Article II, not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.
     If action is proposed to be taken at any meeting pursuant to (i) Section 310 of the Corporations Code of California (contract or transaction in which a Director has a direct or indirect financial interest), Section 902 of the Code (amendment of the Articles of Incorporation), (iii) Section 1201 of that Code (reorganization of the corporation), (iv) Section 1900 of that Code (voluntary dissolution of the corporation), or (v) Section 2007 of that Code (distribution in dissolution other than in accordance with the rights of outstanding preferred shares), the notice shall also state the general nature of that proposal; provided, however, that unanimous approval by those entitled to vote on such proposal shall be valid notwithstanding the omission from the notice of a statement concerning the general nature of the proposal.
     2.5 Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.
     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.
     An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.
     2.6 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
     2.7 Adjourned Meeting; Notice. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6 of this Article II.
     When any meeting of shareholders, either annual or special, as adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date and shall give notice of such adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of this Article II. At any adjourned meeting for which no new record date and notice are required hereunder, the corporation may transact any business which might have been transacted at the original meeting.
     2.8 Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of this Article II, subject to the provisions of Section 702 to 704, inclusive, of the Corporations Code of California (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for Directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Corporations Code of California or by the Articles of Incorporation.
     At a shareholders’ meeting at which Directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting (in accordance with the provisions of Section 2.14 of this Article II) and a shareholder has given notice at the meeting prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.
     2.9 Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent or approval of minutes need not specify either the business or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
     Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be but not included in the notice of the meeting if that objection is expressly made at the meeting.

     2.10 Shareholder Action by Written Consent Without A Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of Directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of Directors; provided, however, that a Director may be elected at any time, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors, to fill a vacancy (unless such vacancy is created by removal) on the Board of Directors unless previously filled by action of the Board. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares (including those whose consent is sought to be revoked) required to authorize the proposed action have been filed with the Secretary.
     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.5 of this Article II. In the case of approval of any action for which, under Section 2.4 of this Article II, a statement of the general nature of the proposal must be included in any notice of shareholders’ meeting, the notice of such corporate action shall be given at least ten (10) days before the consummation of any action authorized by that approval.
     2.11 Record Date for Shareholder Notice, Voting, and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting. Only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Corporations Code of California.
     If the Board of Directors does not so fix a record date:
          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given; or (ii) when prior action of Board has been taken or for any other purpose, shall be at the close of business on the day on which the Board adopted the resolution relating to that action, or the sixtieth (60th) day before the date of such other action by the Board, whichever is later.
     2.12 Proxies. Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or by shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy presented to the meeting and executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Corporations Code of California.
     2.13 Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or proxy holder shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to such request, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or proxy holder shall, appoint a person to fill that vacancy.
     These inspectors shall:
          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
          (b) Receive votes, ballots, or consents;
          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;
          (d) Count and tabulate all votes or consents;
          (e) Determine when the polls shall close;
          (f) Determine the result; and
          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.
     2.14 Nominations for Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible for election as Directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a nomination committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i)

with respect to an election to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first sent to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination; (b) the name, age, business address, residence address and principal occupation or employment of the person or persons to be nominated; (c) the class and number of shares of the corporation which are beneficially owned by the person or person to be nominated; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (f) the consent of each nominee to serve as a Director of the corporation if so elected; (g) the class and number of shares of the corporation which are beneficially owned by the shareholder who intends to make the nomination; and (h) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare at the meeting and the defective nomination shall be disregarded.
ARTICLE III
DIRECTORS
     3.1 Powers. Subject to the provisions of the Corporations Code of California and any limitations in the Articles of Incorporation and these By-Laws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed, and all corporate powers shall be exercised by or under the direction of, the Board of Directors.
     Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:
          (a) Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these By-Laws; fix their compensation; and require from them security for faithful service.
          (b) Establish or change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders’ meeting, or meetings, including annual meetings.
          (c) Adopt, make, and use a corporate seal; prescribe and alter the forms of certificates of stock.
          (d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered to the corporation or for its benefit or in its formation or reorganization, debts or securities cancelled, or tangible or intangible property actually received either by the issuing corporation or by a wholly owned subsidiary.

          (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.
     3.2 Number and Qualification of Directors. The authorized number of Directors on the Board of Directors shall not be less than five (5) nor more than nine (9) until changed by a By-Law duly adopted in accordance with Article IX, or by an amendment of the Articles of Incorporation to permit the authorized number of directors to be set other than in the By-Laws. The exact number of Directors shall be set by the Board of Directors within the specified limits.
     3.3 Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting or until his successor is duly elected and qualified. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.
     3.4 Vacancies. Vacancies in the Board of Directors, including vacancies created by the removal of a director or an increase in the authorized number of directors, may be filled by a majority of the remaining Directors, provided that if the number of remaining Directors then in office is less than a quorum, such vacancy may be filled only by (a) the unanimous written consent of the Directors then in office, (b) the affirmative vote of a majority of the Directors then in office at a duly held meeting, or (c) a sole remaining Director. Each Director so elected shall hold office for a term expiring at the next annual meeting of shareholders at which the term of the class of Directors to which such Director has been elected expires and until his or her successor is duly elected and qualified.
     A vacancy in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.
     The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. Any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote; provided however, that in the case of a vacancy created by removal, election to fill such vacancy by written consent requires the consent of all the outstanding shares entitled to vote.
     Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a Director is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
     Any reduction of the authorized number of Directors does not remove any Director prior to the expiration of such Director’s term of office.
     3.5 Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.
     3.6 Annual Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.
     3.7 Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.
     3.8 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two Directors.
     Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be so delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice may be communicated either to the Director personally or to any person at his office who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.
     3.9 Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.11 of this Article III. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest), Section 311 of that code (as to appointment of committees), and Section 317(e) of that Code (as to indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
     3.10 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to such Director.
     3.11 Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.
     3.12 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 3.8 of this Article III, to the Directors who were not present at the time of the adjournment.
     3.13 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.
     3.14 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 3.14 shall not be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.
ARTICLE IV
COMMITTEES
     4.1 Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate, by a vote of a majority of the authorized number of Directors, one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:
          (a) the approval of any action which, under the Corporations Code of California, also requires shareholders’ approval or approval of the outstanding shares;
          (b) the filling of vacancies on the Board of Directors or in any committee;
          (c) the fixing of compensation of the Directors for serving on the Board or on any committee;
          (d) the amendment or repeal of By-Laws or the adoption of new By-Laws;
          (e) the amendment or repeal of any resolution of the Board of directors which by its express terms is not so amendable or repealable;
          (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or
          (g) the appointment of any other committees of the Board of Directors or the members of these committees.
     4.2 Meetings and Action of Committees. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws. In the absence of rules adopted by the Board, these By-Laws shall govern the meetings and actions of committees, with such changes in application of these By-Laws as are necessary or appropriate for any committee.

ARTICLE V
OFFICERS
     5.1 Officers. The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of 5.3 of this Article V. Any number of offices may be held by the same person.
     5.2 Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.
     5.3 Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.
     5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
     5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to that office.
     5.6 Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by him by the Board of directors or prescribed by the By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of this Article V.
     5.7 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

     5.8 Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from tithe to time may be prescribed for them respectively by the Board of Directors or the By-Laws.
     5.9 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and shareholders, showing (a) the time and place of meetings and whether regular or special; (b) in the case of special meetings, how authorized and the notice given; (c) the names of those present at Directors’ meetings or committee meetings; (d) the number of shares present or represented at shareholders’ meetings, and the proceedings.
     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing (a) the names of all shareholders and their addresses; (b) the number and classes of shares held by each; (c) the number and date of certificates issued for the same; and (d) the number and date of cancellation of every certificate surrendered for cancellation.
     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.
     5.10 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director.
     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall cause to be disbursed the funds of the corporation as may be ordered by the Board of directors. He shall render to the President and Directors, whenever they request it, an account of all of the corporation’s transactions and of the financial condition of the corporation. He shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.
ARTICLE VI
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND OTHER AGENTS
     The corporation may provide indemnification of agents (as that term is defined in Section 317 of the California Corporations Code), through agreements with the agents, a vote of shareholders or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporate Code, but not for acts, omissions or transactions for which a director may not be relieved of liability as set forth in the exceptions to paragraph (a) (10) of Section 204 of the California Corporations Code or as to circumstances in which indemnity is expressly prohibited by Section 317 of the California

Corporations Code. In any event, the corporation shall have the right to purchase and maintain insurance against any liability asserted against or incurred by any such agents whether or not the corporation would have the power to indemnify such agents against the liability insured against.
ARTICLE VII
RECORDS AND REPORTS
     7.1 Inspection of Share Register. A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and/or (ii) obtain from the transfer agent of the corporation, if any, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholder’s names and addresses, who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled.
     The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.
     7.2 Maintenance and Inspection of By-Laws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the By-Laws as amended to date.
     7.3 Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form; and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The foregoing documents shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.
     7.4 Inspection by Directors. Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     7.5 Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the Corporations Code of California is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.
     7.6 Financial Statements. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.
     If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.
     The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.
     The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.
     7.7 Annual Statement of General Information. The corporation shall, during the period commencing on the first day of the fifth preceding month and ending on the end of month of incorporation in each year, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of Directors, the names and complete business or residence addresses of all incumbent Directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.
ARTICLE VIII
GENERAL CORPORATE MATTERS
     8.1 Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Corporations Code of California.
     If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.
     8.2 Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
     8.3 Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
     8.4 Certificate for Shares. Shares of the capital stock of the corporation may be certificated or uncertificated, as provided under Section 416 of the Corporations Code of California. Upon written request to the transfer agent or registrar of the corporation, a certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid; provided, however, the Board of Directors may provide by resolution that some or all of any or all classes or series of stock may be represented by uncertificated shares. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.
     8.5 Lost Certificates. Except as provided in this Section 8.5, no certificates for shares or uncertificated shares shall be issued to replace an old certificate unless such old certificate is surrendered to the corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any security is lost, stolen, destroyed or mutilated, authorize the issuance of either a replacement certificate or uncertificated shares on such terms and conditions as the Board of Directors may require, including a provision for the indemnification of the corporation that is secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, destruction or mutilation of the certificate or the issuance of such replacement certificate or uncertificated shares.

     8.6 Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.
     8.7 Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Corporations Code of California shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
ARTICLE IX
AMENDMENTS
     9.1 Amendment by Shareholders. Subject to any provisions in the Articles of Incorporation of the corporation which require a greater vote of the shareholders to amend or repeal, or to adopt provisions inconsistent with, these By-Laws or any provisions hereof, new By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the authorized number of directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.
     9.2 Amendment by Directors. Subject to the rights of the shareholders as provided in Section 9.1 of this Article IX, By-Laws may be adopted, amended or repealed by the Board of Directors.